Exhibit 10.03

THIRD OMNIBUS WAIVER AND MODIFICATION AGREEMENT

The terms of the Second Omnibus Waiver and Modification Agreement (“Second Omnibus Waiver”) are hereby incorporated by reference to this Third Omnibus Waiver and Modification Agreement (“Third Omnibus Waiver”) except for the following:

1.     The completion date of the Reverse Merger as described in Section 12 of the Second Omnibus Waiver is hereby extended to April 19, 2013 except such date may be extended by Scot Cohen to April 26, 2013.

2.     Upon the conversion and or exercise by Subscribers of the securities of Petro River Oil Corp. pursuant to the terms of the Second Omnibus Waiver (collectively, such securities “Restricted Securities”), each Subscriber hereby agrees that during the initial ninety (90) days following the closing of the Reverse Merger (the “Restriction Period”), Subscriber will not sell, transfer or otherwise dispose of any of its Restricted Securities which Subscriber owns or has a right to acquire as of the date of the closing of the Reverse Merger or during the Restriction Period, other than in connection with an offer made to all stockholders of the Company in connection with merger, consolidation or similar transaction involving the Company or as permitted pursuant to the terms of this Third Omnibus Waiver. Thereafter, for an additional ninety (90) day period, Subscriber will not sell or transfer during each thirty (30) days on a cumulative basis more than 10% of any securities owned by such Subscriber. Subscriber further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of any Restricted securities in violation of this Third Omnibus Waiver.

3.     Notwithstanding the foregoing, each Subscriber may transfer, sell or otherwise dispose of any Restricted Securities: (1) to any member of the immediate family of such Subscriber; (2) to any trust for the direct or indirect benefit of such Subscriber or any one or more members of the immediate family of such Subscriber; (3) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by such Subscriber or one or more immediate family members of such Subscriber; (4) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such Subscriber, or (5) to the Company; provided that, prior to completing any transfer described in clauses (1) through (5), the proposed transferee shall execute and deliver to the Company an agreement reasonably satisfactory to the Company pursuant to which such transferee will agree to receive and hold such Restricted Securities, subject to the provisions of this Third Omnibus Waiver. The foregoing restriction will apply only to the Restricted Securities and not to any other securities of the Company.

4.     This Third Omnibus Waiver shall be effective upon execution by a majority in interest of each of the Series B Preferred Subscribers, the Debenture Holders, the Secured Note Holders, the December Note Holders and all Series A Warrant holders (collectively, “Subscribers”).

[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereby execute this Third Omnibus Waiver as of the date first written above.

PETRO RIVER OIL CORP., (the “Company”), by ______________________, its ____________, acknowledges the foregoing Third Omnibus Waiver, consents to each of the foregoing, waives and consents to all actions and modifications contained herein and agrees and undertakes to facilitate the consummation of the transaction. Additionally, the Company agrees to provide a certificate that the signatures representing each Series A Warrant holder and a Majority in Interest of each of the Series B Preferred Subscribers, the Debenture Holders, the Secured Note Holders and the December Note Holders was obtained.

PETRO RIVER OIL CORP.

By:	Jeffrey Freedman
Its:	Interim Chief Executive Officer and
Chief Financial Officer

[Subscribers Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereby execute this Third Omnibus Waiver as of the date first written above.

Series AWarrantholders Signature Page

Iroquois Capital Opportunity Fund, LP	Iroquois Master Fund Ltd.

Scot Cohen	American Capital Management LLC

Hewlett Fund	TheMerav Abbe Irrevocable Trust

South Ferry Building Company LP	Empire Group, Ltd.

El Equities, LLC	Scot Jason Cohen Foundation

Romano, Ltd.	Ari Goldman

ArianaLipman	Martin Goldman

Aaron Wolfson

IN WITNESS WHEREOF, the parties hereby execute this Third Omnibus Waiver as of the date first written above.

Series B Preferred Subscribers Signature Page

South Ferry Building Company, LP	Jeffrey Freedman

Aaron Wolfson	ArianaLipman

Hewlett Fund	Empire Group, Ltd.

BXRI Holdings, Inc.	El Equities, LLC

Walt & Co. Inc.	Scot Jason Cohen Foundation

Eli Levitin	Ari Goldman

John Shulman	Martin Goldman

Romano, Ltd.	Morris Wolfson

IN WITNESS WHEREOF, the parties hereby execute this Third Omnibus Waiver as of the date first written above.

Debenture Holders Signature Page

Iroquois Capital Opportunity Fund, LP	American Capital Management LLC

Fortis Oil & Gas America, LLC	Empire Group, Ltd.

Hewlett Fund	Jeffrey Berman

South Ferry Building Company LP	El Equities, LLC

Romano, Ltd.	Ari Goldman

ArianaLipman	Martin Goldman

Aaron Wolfson	Scot Jason Cohen Foundation

Iroquois Master Fund Ltd.

IN WITNESS WHEREOF, the parties hereby execute this Third Omnibus Waiver as of the date first written above.

Secured Note Holders Signature Page

Iroquois Capital Opportunity Fund, LP	El Equities, LLC

South Ferry Building Company LP	Iroquois Master Fund Ltd.

Helene Stark	Abraham Wolfson

Aaron Wolfson	Ari Storch

Hewlett Fund	Empire Group, Ltd.

IN WITNESS WHEREOF, the parties hereby execute this Third Omnibus Waiver as of the date first written above.

December Note Holders Signature Page

Alpha Capital Anstalt	Kerry Propper

South Ferry Building Company LP	Associated Lakewood, LLC

Helene Stark	American Capital Management LLC

BRX 1 Holdings Inc.	Cranshire Capital LP

Lilac Ventures Master Fund Ltd.	Helios Energy Offshore Master Fund, LP

El Equities LLC	Royotor& Co, In Trust for Last Waltz LP

Colman Abbe	Iroquois Master Fund Ltd.

Robert B. Stewart, Jr.	CJF Investments
Separate Property Trust U/A/D 11/10/08

Abraham Wolfson	Aaron Wolfson

Momona Capital LLC	JD Advisors, LLC